                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                              [X]
Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  DEFINITIVE PROXY STATEMENT
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                        METTLER-TOLEDO INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  NO FEE REQUIRED.

[_]  Fee computed on table below per exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       METTLER-TOLEDO INTERNATIONAL INC.
                                  Im Langacher
                                P.O. Box MT-100
                        CH 8606 Greifensee, Switzerland

                                                                  March 31, 2001

Dear Fellow Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held on Friday, May 11, 2001, at 10:00 A.M., Eastern Daylight Time, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza (corner of Water Street and Broad Street), 29th Floor, New York, New York 10004.

     The Secretary's formal notice of the meeting and the Proxy Statement which appear on the following pages will describe the matters to be acted upon at the meeting.

     We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be counted. You may also vote by telephone or over the Internet by following the instructions on your proxy card.

                                          Sincerely yours,

                                          [SIGNATURE]
                                          Robert F. Spoerry
                                          Chairman of the Board

                             [METTLER TOLEDO LOGO]

                       METTLER-TOLEDO INTERNATIONAL INC.

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

    TIME:                                 10:00 A.M. on Friday, May 11, 2001
    PLACE:                                Fried Frank, Harris, Shriver & Jacobson
                                          One New York Plaza, 29th Floor
                                          New York, NY 10004-1098
    ITEMS OF BUSINESS:                    1. To elect seven directors
                                          2. To ratify the appointment of PricewaterhouseCoopers
                                          3. To transact any other business properly brought before
                                             the meeting
    WHO CAN VOTE:                         You can vote if you were a shareholder of record on March
                                          16, 2001
    ANNUAL REPORT:                        A copy of our 2000 Annual Report is enclosed
    DATE OF MAILING:                      On or about March 31, 2001
                                          By Order of the Board of Directors

                                          LOGO
                                          James T. Bellerjeau
                                          Corporate Secretary

     Whether or not you plan to attend this Annual Meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your proxy by telephone or over the Internet by following the instructions on your proxy card.

ABOUT THE MEETING
--------------------------------------------------------------------------------

WHAT AM I VOTING ON?
------------------------------------------------------

You will be voting on the following:

1.   To elect seven directors

2. To ratify the appointment of PricewaterhouseCoopers as independent auditors.

WHO IS ENTITLED TO VOTE?
------------------------------------------------------

You may vote if you owned shares as of the close of business on March 16, 2001. Each share of common stock is entitled to vote. As of this record date, we had 39,681,536 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?
------------------------------------------------------

You can vote by mail by completing, signing and returning the enclosed proxy card. You may also vote over the telephone or using the Internet by following the instructions on your proxy card.

CAN I VOTE AT THE MEETING?
------------------------------------------------------

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

CAN I CHANGE MY MIND AFTER I VOTE?
------------------------------------------------------

You may revoke your proxy at any time before the polls close at the meeting. However, you may only do this by (1) signing another proxy with a later date or completing a written notice of revocation and returning it to the address on the proxy card before the meeting, or (2) voting in person at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
------------------------------------------------------

Proxies that are signed and returned but do not contain instructions will be voted "FOR" the election of the nominee directors and "FOR" the ratification of the independent auditors.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
------------------------------------------------------

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Mellon Investor Services and may be reached by phone at +1 (800) 526 0801 and on the web at www.mellon-investor.com.

HOW CAN I ATTEND THE MEETING?
------------------------------------------------------

The annual meeting is open to all holders of our common stock. It is being held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?
------------------------------------------------------

Yes. We will answer shareholders' questions of general interest at the end of the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
------------------------------------------------------

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail, telephone or Internet. In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of March 16, 2001 must be present in person or by proxy at the meeting. This is referred to as a quorum.

ABOUT THE MEETING
--------------------------------------------------------------------------------

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?
------------------------------------------------------

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting and entitled to vote in the election will be required for the election of directors.

For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the votes cast at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS?
------------------------------------------------------

The proposal must receive the "for" vote of a majority of our outstanding shares of common stock as of March 16, 2001. A properly executed proxy card marked "abstain" with respect to this proposal will not be voted. Accordingly, abstentions will have the effect of a vote "against" this proposal.

For purposes of determining whether the affirmative vote of a majority of the votes cast at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
------------------------------------------------------

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares, which are referred to as "broker non-votes," on certain "routine" matters, including the election of directors. Shares represented by broker non-votes will be counted by the brokerage firm in the election of directors, but will not be counted on any other matters that are voted on because these other matters are not considered "routine" under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy or attend the meeting and vote the shares yourself.

CAN MY SHARES BE VOTED ON MATTERS OTHER THAN THOSE DESCRIBED IN THIS PROXY?
------------------------------------------------------

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders.

ARE DISSENTERS' RIGHTS APPLICABLE TO ANY OF THE PROPOSALS?
------------------------------------------------------

No, dissenters' rights do not apply to any of the proposals.

PROPOSAL ONE: ELECTION OF
DIRECTORS AND DIRECTORS BIOGRAPHIES
--------------------------------------------------------------------------------

WHO ARE THIS YEAR'S NOMINEES?
------------------------------------------------------

ROBERT F. SPOERRY, 45, President and Chief Executive Officer since 1993

 --    Director since October 1996

 --    Chairman of the Board of Directors since May 1998

 --    Head of Industrial and Retail (Europe) from 1987 to 1993

PHILIP CALDWELL, 81, Director since October 1996

 --    Chairman of the Board of Directors from October 1996 to May 1998

 --    Director of:

     -  Mexico Fund

     -  Russell Reynolds Associates, Inc.

     -  Waters Corporation

 --    Member of the Zurich Financial Services Group US Advisory Board

 -- Director and Senior Managing Director of Lehman Bros. Inc. and its predecessor, Shearson Lehman Brothers Holdings Inc., from 1985 to February 1998

 -- Chairman of the Board and Chief Executive Officer of Ford Motor Company from 1980 to 1985 and Director from 1973 to 1990

 --    Former Director of:

     -  Chase Manhattan Bank, N.A.

     -  Chase Manhattan Corp.

     -  Digital Equipment Corporation

     -  Federated Department Stores Inc.

     -  Kellogg Company

     -  CasTech Aluminum Group Inc.

     -  Specialty Coatings International Inc.

     -  American Guarantee & Liability Insurance Company

     -  Zurich Holding Company of America, Inc.

     -  Zurich Reinsurance Centre Holdings, Inc.

JOHN T. DICKSON, 55, Director since March 2000

 -- Executive Vice President of Lucent Technologies and CEO designate and President of Agere Systems Inc. (formerly the Microelectronics Group of Lucent Technologies)

 --    Director of the Semiconductor Industry Association

 --    Member of the Board of Trustees of Lehigh Valley Health Network

REGINALD H. JONES, 83, Director since October 1996

 -- Chairman of the Board of Directors and Chief Executive Officer of General Electric Company from 1972 through April 1981

JOHN D. MACOMBER, 73, Director since October 1996

 --    Principal of JDM Investment Group since 1992

 --    Director of:

     -  Lehman Brothers Holdings Inc.

     -  Textron Inc.

 -- Chairman and President of the Export-Import Bank of the United States from 1989 to 1992

 --    Chairman and Chief Executive Officer of Celanese Corporation from 1973 to
       1986

 --    Senior Partner of McKinsey & Company from 1961 to 1973

GEORGE M. MILNE, 57, Director since September 1999

 -- President of Central Research Division and Senior VP of Pfizer, Inc. since 1993

THOMAS P. SALICE, 41, Director since October 1996

 --    President and CEO of AEA Investors Inc.

 --    Director of:

     -  Waters Corporation

     -  Sovereign Specialty Chemicals, Inc.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE. PROXIES WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE SPECIFIED IN THE PROXY.

BOARD OF DIRECTORS INFORMATION
--------------------------------------------------------------------------------

HOW LONG WILL THIS YEAR'S NOMINEES SERVE?
------------------------------------------------------

Each nominee will hold office until next year's annual meeting of shareholders and until their successors have been duly elected and qualified. All nominees are currently directors.

HOW ARE THE DIRECTORS COMPENSATED?
------------------------------------------------------

Members of our Board of Directors receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending board and committee meetings. Non-employee directors receive an annual fee of $17,500, $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each non-employee director received a stock option grant of 3,000 shares of our common stock in 2000.

HOW OFTEN DID THE BOARD MEET IN 2000?
------------------------------------------------------

The Board of Directors met four times during the last year. Each of the directors attended at least 75% of the meeting of the Board.

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS?
------------------------------------------------------

Our by-laws provide that seven directors will manage the Company. In the event that a nominee is unable to serve, the person designated as proxyholder for the Company will vote for the remaining nominees and for such other person as the Board of Directors may nominate.

WHAT ARE THE COMMITTEES OF THE BOARD?
------------------------------------------------------

Our Board of Directors has the following committees:

AUDIT COMMITTEE
------------------------------------------------------

Members:

 --    John D. Macomber (Chairman)

 --    Philip Caldwell

 --    Thomas P. Salice

Number of Meetings in 2000: two.

Our Chief Financial Officer generally attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee.

Responsibilities:

 -- Make annual recommendation to the Board of Directors regarding the selection of independent auditors

 -- Review with the independent auditors the plan and results of the auditing engagement

 -- Review the scope and results of internal systems of accounting and management control

 --    Evaluate the independence of the independent auditors

COMPENSATION COMMITTEE:
------------------------------------------------------

Members (all members are non-employee directors):

 --    Reginald H. Jones (Chairman)

 --    Thomas P. Salice

 --    Laurence Z.Y. Moh (to retire)

Number of Meetings in 2000: two.

Responsibilities:

 -- Develop and make recommendations to the Board of Directors with respect to the Company's compensation policies

 --    Administer the Company's Stock Option Plan

 -- Set and review targets of incentive schemes for senior management and review and approve the respective bonus payments

PROPOSAL TWO: RATIFICATION OF
APPOINTMENT OF PRICEWATERHOUSECOOPERS (PWC)
--------------------------------------------------------------------------------

WHAT AM I VOTING ON?
------------------------------------------------------

You are being asked to ratify the appointment of PricewaterhouseCoopers (PWC) as our independent auditors. Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers, independent public accountants, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2001 and to perform such other services as may be required of them.

WILL REPRESENTATIVES FROM PWC BE PRESENT AT THE ANNUAL MEETING?
------------------------------------------------------

Representatives of PWC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate Shareholder questions.

WHAT IS PRICEWATERHOUSECOOPERS BEING PAID FOR THEIR APPOINTMENT?
------------------------------------------------------

We have no existing direct or indirect understandings or agreements with PWC that place a limit on current or future years' audit fees.

Please see "Audit Committee Report" for further details.

WHO WERE OUR FORMER INDEPENDENT AUDITORS AND WHEN WERE THEY DISMISSED?
------------------------------------------------------

On March 10, 1999, we dismissed KPMG Fides Peat as our independent auditors. KPMG Fides Peat's reports on our financial statements for the fiscal year ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. In connection with its audits for the fiscal year ended December 31, 1998, and through March 10, 1999, there were no disagreements with KPMG Fides Peat on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG Fides Peat, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company and KPMG Fides Peat.

On March 10, 1999, we engaged PWC as our independent auditors for the fiscal year ending December 31, 1999. During the fiscal year ending December 31, 1998, and through March 10, 1999, we did not consult with PWC as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and we did not consult with PWC as to any matter that was either the subject of a disagreement or reportable event.

The decision to dismiss KPMG Fides Peat as our independent auditors was approved by the Audit Committee.

WE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT AUDITORS. PROXY WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF PWC UNLESS OTHERWISE SPECIFIED IN THE PROXY.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following tables set forth the compensation earned by our Chief Executive Officer and other executive officers during the last three years:

                         SUMMARY COMPENSATION TABLE(1)

                                                                           LONG TERM
                                                                          COMPENSATION
                                            ANNUAL COMPENSATION            SECURITIES     ALL OTHER
                                                           OTHER ANNUAL    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION   OPTIONS (#)        (3)
  Robert F. Spoerry........   2000   $429,375   $633,071    $31,107(2)           --        $141,796
     President and Chief      1999    425,597    601,965     34,960(2)       48,000         140,178
     Executive Officer        1998    380,859    547,257     35,040(2)       50,000         113,906
  William P. Donnelly, ....   2000    156,944    203,337     21,321(4)       25,000          48,582
     Chief Financial
       Officer                1999    168,525    211,718     23,961(4)       25,000          51,052
                              1998    163,988    209,216     24,016(4)       25,000          47,804
  Lukas Braunschweiler,....   2000    222,000    189,840            --       30,000          60,180
     Head of Industrial       1999    202,480    238,631            --       30,000          56,981
     and Retail               1998    166,414    165,066            --       25,000          49,995
  Karl M. Lang, ...........   2000    153,094    184,579            --       20,000          56,733
     Head of Asia/Pacific     1999    169,510    165,781            --       15,000          61,716
                              1998    167,384    146,361            --       20,000          56,212
  Daniel
     Schillinger(5), ......   2000    163,459    156,005            --      100,000          48,632
     Head of Laboratory       1999         --         --            --           --              --
                              1998         --         --            --           --              --

---------------

(1) Amounts paid in Swiss francs were converted to U.S. dollars at a rate of SFr 1.6885 to $1.00 for 2000, SFr 1.5024 to $1.00 for 1999 and SFr 1.4990
     to $1.00 for 1998, in each case the average exchange rate during such year. All amounts shown were paid in Swiss francs, except amounts paid to Mr. Braunschweiler from May 1, 1999, which were paid in U.S. dollars.

(2) Represents additional compensation paid to fully offset, after payment of all taxes and social security contributions, interest charged to Mr. Spoerry on a loan to Mr. Spoerry from Mettler-Toledo GmbH, one of our subsidiaries. See "Certain Transactions."

(3) Represents our contributions to the Mettler-Toledo Fonds (a Swiss pension plan similar to a defined contribution plan under U.S. law). Each year, 22% of the Named Executive Officer's annual insured salary, which is equal to between 106% and 115% of the employee's base salary, is contributed to the plan by us. Contributed amounts bear interest at the minimum rate of 4% per annum. Retirement benefits are paid in the form of a lump-sum payment when the employee reaches the normal retirement age under the plan of 65. It is not possible to estimate the amount payable on retirement as this amount depends on the amounts contributed on behalf of each employee as well as earnings on the amounts contributed.

(4) Represents allowances associated with Mr. Donnelly's status as an expatriate in Switzerland.

(5)  Mr. Schillinger joined the Company on January 1, 2000.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                  ANNUAL RATES OF STOCK
                           NUMBER OF             PERCENTAGE OF                                   PRICE APPRECIATION FOR
                           SECURITIES            TOTAL OPTIONS        EXERCISE OF                    OPTION TERM(1)
                       UNDERLYING OPTIONS   GRANTED TO EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
NAME                        GRANTED               FISCAL YEAR          ($/SHARE)       DATE        5%($)        10%($)
  Robert F. Spoerry             0(2)                   --                    --          --              --           --
  William P. Donnelly        25,000                   2.8%              $46.375        2011      $  775,761   $1,994,519
  Lukas
    Braunschweiler           30,000                   3.4%               46.375        2010         874,950    2,217,294
  Karl M. Lang               20,000                   2.3%               46.375        2006         315,439      715,623
  Daniel Schillinger        100,000                  11.3%               32.375        2006       1,101,060    2,497,929

---------------

(1) The assumed annual rates of appreciation over the term of the option are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of stock appreciation price.

(2) In November 2000, the Compensation Committee recommended granting 50,000 options to Mr. Spoerry. However, Mr. Spoerry expressed a desire that additional options be made available for other employees, and declined the grant. These options were subsequently granted to individuals involved in certain of the Company's strategic initiatives.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                   AND OPTION VALUES AS OF DECEMBER 31, 2000

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                     SHARES                     OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                                  ACQUIRED ON    GROSS VALUE    ---------------------------   ---------------------------
NAME                              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
  Robert F. Spoerry                       0                0      943,484        328,331      $42,732,871    $13,645,079
  William P. Donnelly                40,000       $2,004,800      123,490        106,560        5,314,612      3,251,029
  Karl M. Lang                       20,000        1,002,400      141,329        101,019        6,211,112      3,391,463
  Lukas Braunschweiler               40,000        1,967,770      166,329        126,019        7,282,800      3,879,838
  Daniel Schillinger                      0                0       20,000         80,000          440,000      1,760,000

---------------

(1) Sets forth values for "in the money" options that represent the positive spread between the respective exercise/base prices of outstanding stock options and the closing price of $54.375 per share at December 31, 2000, as reported on the New York Stock Exchange.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     Mettler-Toledo GmbH, one of our subsidiaries, entered into an employment agreement with Robert F. Spoerry dated as of October 30, 1996. The agreement provides for an annual base salary, which may be increased from time to time in accordance with our normal business practices, and for participation in our bonus plan and other employee benefit plans. The 2000 annual base salary was SFr 725,000 (approximately $429,375 using the average exchange rate for 2000 of SFr
1.6885 to $1.00). In addition, the agreement provides for payment of the amount necessary, after payment of all taxes and social security contributions, to fully offset the interest charged to Mr. Spoerry on a certain loan to him. The agreement prohibits Mr. Spoerry from competing with the Company for a period of 24 months after termination of employment. The agreement may be terminated without cause on 36 months notice during which period Mr. Spoerry is entitled to full compensation under the agreement.

     Mettler-Toledo GmbH also entered into employment agreements with the Named Executive Officers. The employment agreements provide for a base salary subject to adjustment and participation in our bonus plan and other employee benefit plans. Each agreement prohibits the executive from competing with the Company for a period of twelve months after termination of employment. Each agreement may be terminated without cause, on twelve months notice during which period the executive is entitled to full compensation under the agreement.

CERTAIN TRANSACTIONS

     On October 7, 1996, in order to fund a portion of the purchase price for shares of common stock purchased by Mr. Spoerry, our President and Chief Executive Officer, Mettler-Toledo GmbH entered into a loan agreement with Mr. Spoerry, in the amount of SFr 1.0 million (approximately $592,242 at December 31, 2000). The loan bore interest at a rate of 5% and was payable upon demand. Mr. Spoerry repaid the loan in full on September 1, 2000.

COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

WHAT IS THE PHILOSOPHY OF EXECUTIVE COMPENSATION?
------------------------------------------------------

The guiding principle of the Company in compensation is to take into consideration the performance of the individual and the overall results achieved by the Company. This is valid as well for executive compensation.

 -- With regard to the overall compensation level, the Company wants to be competitive in the global personnel market which is relevant to its activities: the instruments and electronics industries, and, in general, businesses with a certain high-tech orientation.

 -- Within this environment, the Company wants to pay competitive average base salaries.

 -- The Company believes in a strong pay/performance linkage and therefore wants to honor in particular fulfillment and overachievement of targets by a cash bonus.

 -- The Company wants to align the interests of its executives with those of its shareholders by linking the executives' annual cash bonus and the long-term incentive compensation to the Company's performance and by encouraging its executives to purchase equity in the Company.

As a consequence, the Company's compensation program consists of three basic elements: base salary, annual cash bonus and long-term compensation in the form of stock options.

HOW ARE THE BASE SALARY AMOUNTS DECIDED?
------------------------------------------------------

In 2000, base salaries of executive officers were individually increased taking into account market levels in comparable industries.

HOW IS THE ANNUAL CASH BONUS DECIDED?
------------------------------------------------------

The annual cash bonus is a key element of the incentive policy for senior management. The emphasis is on closely linking executive pay with achieving yearly financial performance targets and on giving greater rewards for achieving above target results.

Within the first 90 days of the year, the Compensation Committee establishes the performance targets on which each participant's incentive is based. Performance targets are closely related to that fiscal year's budget and business plan and may be based upon any one or more of the following financial criteria: earnings per share, cash flow, operating profit and/or sales of the entire Company and/or individual operating units. In addition, between 10 and 20 percent of the bonus for each participant is based on individual performance targets.

HOW ARE STOCK OPTIONS GRANTED?
------------------------------------------------------

The Company established a stock option plan which was combined with an equity purchase program at the time of the buyout. The basic philosophy of the stock option plan is to have key management's interests more closely aligned with those of the Company and its shareholders and to create a long-term incentive. The number of stock options granted to an executive is predominantly a function of the importance of the executive's position and duties and the performance and abilities of that executive.

The Company has granted options that vest over a period of five years and which generally terminate not longer than 10 years after the date of grant. The exercise price of each share of common stock subject to an option cannot be less than 100% of the fair market value of a share of common stock as of the date of grant.

COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

HOW IS THE CEO'S COMPENSATION DETERMINED?
------------------------------------------------------

The Compensation Committee determines Mr. Spoerry's compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers. As discussed above, the goal of the Compensation Committee is to link a significant portion of the compensation of its executive officers, including Mr. Spoerry, to Company performance.

Mr. Spoerry's annual base salary was increased in 1998 by 2% and in 1999 by 12% as an adjustment step towards market levels in comparable industries. Mr. Spoerry's annual base salary was increased by 13% in 2000.

Based on the Company's performance for fiscal year 2000 and the targets set for the incentive scheme, Mr. Spoerry realized a bonus award equal to 147% of his base salary.

In November 2000, the Compensation Committee recommended granting 50,000 options to Mr. Spoerry. However, Mr. Spoerry expressed a desire that additional options be made available for other employees, and declined the grant. These options were subsequently granted to individuals involved in certain of the Company's strategic initiatives.

HOW DOES EXECUTIVE COMPENSATION AFFECT THE COMPANY'S TAXES?
------------------------------------------------------

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year.

The Compensation Committee considered the impact of Section 162(m) on the compensation of its executive officers and believes that the deduction limitation does not apply to executive officers' compensation. The Compensation Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

Compensation Committee:
Reginald H. Jones (Chairman)
Thomas P. Salice
Laurence Z.Y. Moh (to retire)

AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

ARE ALL THE AUDIT COMMITTEE MEMBERS INDEPENDENT?
------------------------------------------------------

All members of the Audit Committee are "independent" as such term is defined under the listing standards of the New York Stock Exchange. The members of the Audit Committee are John D. Macomber (Chairman), Philip Caldwell and Thomas P. Salice.

DOES THE AUDIT COMMITTEE HAVE A CHARTER?
------------------------------------------------------

The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on June 8, 2000 and is attached to this Proxy Statement as Appendix A. Under the provisions of the Charter of the Audit Committee, the Audit Committee is responsible for, among other things:

 -- making recommendations to the Board of Directors as to the selection and engagement of the independent auditors;

 -- overseeing the independence of the Company's independent auditors; reviewing the annual audit plan and scope of the audit with the independent auditors;

 -- reviewing Company's annual financial statements and related footnotes, as well as the auditor's report, with management and the independent auditors; and

 -- establishing and maintaining communication between and among the Board of Directors, the Audit Committee, the independent auditors and management.

WHAT ACCOUNTING MATTERS DID THE AUDIT COMMITTEE DISCUSS WITH THE BOARD OF DIRECTORS?
------------------------------------------------------

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2000.

WHAT DID THE AUDIT COMMITTEE DISCUSS WITH PRICEWATERHOUSECOOPERS (PWC)?
------------------------------------------------------

The Audit Committee has also discussed with PWC, the Company's independent auditors, the matters required to be discussed the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from PWC regarding their independence, and has discussed the matter with the auditors.

WHAT FEES DID WE PAY TO PWC DURING 2000?
------------------------------------------------------

The audit fees billed to us by PWC with respect to our 2000 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $1,039,458.

We did not engage PWC to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

Fees for all other non-audit services, including tax related services totaled $529,459.

WHAT RECOMMENDATIONS DID THE AUDIT COMMITTEE MAKE?
------------------------------------------------------

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Further, the Audit Committee recommended that the Board of Directors engage PWC as the Company's independent auditors for the fiscal year ending December 31, 2001.

Audit Committee:
John D. Macomber (Chairman)
Philip Caldwell
Thomas P. Salice

SHARE OWNERSHIP
--------------------------------------------------------------------------------

     This table shows how much of our common stock is owned by directors, executive officers and owners of more than 5% of our common stock as of March 16, 2001:

-----------------------------------------------------------------------------------------
                                                                SHARES BENEFICIALLY
                                                                      OWNED(1)
NAME OF BENEFICIAL OWNER                                         NUMBER      PERCENT
  5% SHAREHOLDERS:
     Citigroup..............................................    4,497,955     11.3%
       153 East 53rd Street
       New York, NY 10043
     Franklin Resources, Inc. ..............................    4,181,140     10.5%
       777 Mariners Island Blvd
       San Mateo, CA 94404
     FMR Corp. .............................................    2,039,140      5.1%
       82 Devonshire Street
       Boston, MA 02109
  DIRECTORS:
     Robert F. Spoerry(2)(3)................................    1,262,985      3.1%
     Philip Caldwell(3).....................................       66,016         *
     John T. Dickson........................................          200         *
     Reginald H. Jones......................................       47,796         *
     John D. Macomber.......................................       58,940         *
     George M. Milne........................................        3,200         *
     Laurence Z.Y. Moh(4)...................................       71,200         *
     Thomas P. Salice(3)....................................      489,083      1.2%
  NAMED EXECUTIVE OFFICERS:
     William P. Donnelly(3).................................      177,751         *
     Karl M. Lang...........................................      220,778         *
     Lukas Braunschweiler...................................      195,288         *
     Daniel Schillinger.....................................            0         *
     All directors and executive officers as a group (14
      persons)..............................................    2,718,500      6.6%
-----------------------------------------------------------------------------------------

---------------

* The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1) Calculations of percentage of beneficial ownership are based on 39,681,536 shares of common stock outstanding on March 16, 2001, and in each case assume the exercise by only the named shareholder of all options for the purchase of common stock held by such shareholder which are exercisable within 60 days of the date hereof.

     Shares subject to options exercisable within 60 days:

    Robert F. Spoerry...............   838,381
    Philip Caldwell.................     1,200
    John T. Dickson.................       200
    Reginald H. Jones...............     1,200
    John D. Macomber................       200
    George M. Milne.................       200
    Laurence Z.Y. Moh...............     1,200
    Thomas P. Salice................       800
    William P. Donnelly.............   118,490
    Karl M. Lang....................   141,329
    Lukas Braunschweiler............   141,329
    Daniel Schillinger..............         0
    All directors and executive
       officers as a group.......... 1,314,013

(2)  Mr. Spoerry is also a Named Executive Officer.

(3) Includes shares held by, or in trust for, members of such individual's family for which Messrs. Spoerry, Caldwell, Salice and Donnelly disclaim beneficial ownership.

(4) Mr. Moh is expected to resign as a Director of the Company before the annual meeting.

SHARE PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The following graph compares the cumulative total return on $100 invested on November 14, 1997 (the first day of public trading of our common stock) through December 31, 2000 in our common stock, the Standard & Poor's 500 Index and the SIC Code 3826 Index -- Laboratory Analytical Instruments. The returns of the indices are calculated assuming reinvestment of dividends during the period presented. We have not paid any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG METTLER-TOLEDO INTERNATIONAL INC., THE
                    S&P 500 INDEX AND SIC CODE 3826 INDEX --
                       LABORATORY ANALYTICAL INSTRUMENTS

                              [PERFORMANCE GRAPH]

                                                    11-14-1997    1997    1998    1999    2000
                                                    ----------    ----    ----    ----    ----
Mettler-Toledo....................................     $100       $123    $200    $273    $388
S&P 500 Index.....................................     $100       $105    $135    $163    $148
SIC Code 3826 Index...............................     $100       $105    $ 97    $165    $296

GENERAL
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation Committee during the fiscal year ended December 31, 2000: Reginald H. Jones, Laurence Z.Y. Moh (to retire) and Thomas P. Salice. No member of the Compensation Committee was at any time during 2000 an officer or employee of the Company or any of its subsidiaries. Mr. Salice served as an officer of the Company and certain of its subsidiaries for part of 1997.

COMPLIANCE WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal 2000, all filing requirements applicable to its executive officers and directors and greater than 10% shareholders were complied with.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to shareholders for the fiscal year ended December 31, 2000, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

We will furnish, without charge, to each person whose proxy is being solicited upon written request, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to the Treasurer, Mettler-Toledo Inc., 1900 Polaris Parkway, Columbus, Ohio 43240, USA.

SHAREHOLDER PROPOSALS

Shareholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2002 Annual Meeting no later than December 3, 2001. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2002 Annual Meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and in connection with certain procedures described in our By-Laws, a copy of which may be obtained from the Secretary of the Company. Any proposal submitted outside the processes of these rules and regulations will be considered untimely for the purposes of Rule 14a-4 and Rule 14a-5.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by us. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and regular employees, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. As is customary, we will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

OTHER MATTERS

We know of no other matter to be brought before the 2000 Annual Meeting. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to any such matter in accordance with their best judgment.

APPENDIX A
AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

PURPOSE

The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibilities as to the adequacy of the Corporation's financial reports by reviewing the:

      -- appropriateness of the Corporation's accounting policies and procedures;

      -- adequacy of the Corporation's internal controls that management has established, including internal audits;

      --   independence and capability of the Corporation's external auditors;
           and

      -- sufficiency of the external auditor's review of the Corporation's financial statements.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.

CHARTER

The scope of the Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements shall be set forth in this charter (the "Charter"), which has been adopted and approved by the Board and may be amended by the Board from time to time in compliance with applicable NYSE Audit Committee requirements. The Committee shall review and reassess the adequacy of the Charter and make any recommendations to the Board on an annual basis. A copy of the Charter will be attached as an appendix to the Corporation's proxy statement at least once every three years.

COMPOSITION

The Committee shall consist of at least three directors, all of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Each Committee member shall be financially literate (as interpreted by the Board in its business judgment) or must become financially literate within a reasonable time after his or her appointment to the Committee. At least one Committee member must have accounting or related financial management expertise (as interpreted by the Board in its business judgment).

In determining Committee members' independence, the rules of the New York Stock Exchange shall be applicable. The Committee shall be appointed by the Board, and one Committee member shall be designated as the Chairman.

The Chief Financial Officer of the Corporation shall be the member of management to serve in a liaison capacity with respect to the Committee.

At its discretion, the Committee shall have direct access to the external auditors, General Counsel, the Controller of the Corporation and any other employee of the Corporation. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

WRITTEN AFFIRMATION

In the event the composition of the Committee should change and in any event at least once a year, the Corporation will provide the New York Stock Exchange written confirmation with respect to

      -- any determination regarding the independence of a director made by the Board;

      --   the financial literacy of the Committee members;

APPENDIX A
AUDIT COMMITTEE CHARTER -- (CONTINUED)
--------------------------------------------------------------------------------

      -- the determination that at least one of the Committee members has accounting or related financial management expertise; and

      -- the annual review and reassessment of the adequacy of the Committee charter.

MEETINGS

The Committee will meet at least two times during each calendar year. Additional meetings may be called by the Chairman whenever circumstances warrant. In addition, the Committee will receive the Corporation's financial results each quarter as well as a SAS 71 report from the external auditors. Management and the external auditors will communicate directly to the Committee any significant matters required to be discussed under SAS 61 each quarter.

Committee meetings will normally be attended by the Chief Financial Officer, the Secretary and representatives of the external auditors. Other officers and employees of the Corporation may be asked to attend by the Chairman. Non-committee members may be excused from all or any portion of a meeting at the request of the Chairman.

Minutes of each meeting will be prepared by the Secretary and the Committee will report the results of its meetings to the Board.

AUTHORITY AND SPECIFIC DUTIES

The Committee is granted the authority to perform each of the specific duties enumerated below:

A.  Independent Audit

1. Recommend for approval by the Board the independent auditing firm to be engaged to conduct the annual audit of the financial statements of the Corporation and its subsidiaries for the ensuing year. As such, the external auditor for the Corporation is ultimately accountable to the Board and the Committee.

2. Approve the fee proposed by the external auditors for their annual examination.

3. Review with the external auditors, and approve, prior to the beginning of their audit, the scope of their examination. The Committee's review should include an explanation from the external auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. Confirm the examination is in accordance with U.S. Generally Accepted Auditing Standards, which includes the auditors' consideration of internal controls.

4. Inquire as to the extent to which external accountants other than the principal external auditor are used and understand the rationale for using them and the extent of the review of their work to be performed by the principal auditor.

5. Meet with the external auditors (and without management present), review the audit opinion and inquire as to:

      --   whether there were any difficulties during their audit;

      -- whether there were any accounting or disclosure issues not resolved to their satisfaction;

      -- whether they have any concerns about the quality of the Corporation's accounting personnel and the reporting policies and practices of the Corporation; and

      -- whether there were any matters (including matters affecting their independence) that should be discussed with the Committee that have not been raised or covered elsewhere.

APPENDIX A
AUDIT COMMITTEE CHARTER -- (CONTINUED)
--------------------------------------------------------------------------------

     The external auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

6. Review the external auditor's letter to management covering reportable conditions and ascertain that management has adequately responded to the letter.

7. Review and approve management's plans for engaging the Corporation's external auditing firm to perform management advisory services and consider the possible effect, if any, of such engagements on the firm's independence. As part of this process, coordinate with the external auditor to ensure that the external auditor periodically submits to the Committee a formal written statement delineating all relationships between the external auditor and the Corporation, discuss in detail with the external auditor any disclosed relationships or services that may impact the objectivity and independence of the external auditor and recommend appropriate actions in light of the statement and related discussion to the Board to satisfy the Committee of the external auditor's independence.

B.  Financial Reporting

8. Review the Corporation's quarterly and annual financial results prior to issuance, and obtain explanations from management for any significant variances from the prior periods. The review of the annual financial results should include the following:

      -- the existence and substance of any significant accounting accruals, reserves or estimates that had a material impact on the financial statements.

      -- whether there were any significant financial reporting issues discussed during the year and, if so, how they were resolved and whether a second opinion was sought.

      -- the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements.

      -- an explanation of changes in accounting principles and reporting standards that had, or may have, a significant effect on the financial statements.

      -- the open years on federal income tax returns and whether there are any significant items that have been, or are expected to be, disputed by the Internal Revenue Service or applicable taxing authorities and inquire as to the adequacy of any related tax accruals.

     The Committee should review with the Corporation's management, internal audit and external auditors significant accounting and reporting principles, practices and procedures applied by the Corporation in preparing its financial statements.

C.  Internal Controls

9. The Committee will review on an annual basis significant internal control recommendations identified through the internal or external audit process and ensure that appropriate corrective actions are instituted.

10. The Committee will receive on an annual basis confirmation from the General Counsel of the results of the senior management certification process regarding compliance with laws and regulations.

D.  Other

11. Receive briefings on various financial operations on a continuing basis to expand each member's knowledge of the financial matters impacting the Corporation.

12. Investigate any other matter brought to the Committee's attention within the scope of its duties and retain outside professional advice for this purpose if, in the Committee's judgement, that is appropriate.

APPENDIX A
AUDIT COMMITTEE CHARTER -- (CONTINUED)
--------------------------------------------------------------------------------

13. In advance of shareholder meetings after December 15, 2000, prepare a written report of the Committee to be included in the Corporation's proxy materials stating whether the Committee has

      -- reviewed and discussed the audited financial statements with management;

      -- discussed with the external auditor matters required to be discussed by SAS 61 (as it may be modified or supplemented);

      -- received the written disclosures and letter from the external auditor as required by ISB Standard No.1 (as it may be modified or supplemented) and discussed with the auditor the auditor's independence; and

      -- based on its review and discussions referred to above, recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

PROXY

                        METTLER-TOLEDO INTERNATIONAL INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
             METTLER-TOLEDO INTERNATIONAL INC.'S BOARD OF DIRECTORS


The undersigned hereby appoints Robert F. Spoerry and William P. Donnelly, and each of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Mettler-Toledo International Inc. Common Stock which the undersigned may be entitled to vote at the 2001 Annual Meeting of Stockholders of Mettler-Toledo International Inc. to be held in New York, New York on Friday, May 11, 2001 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.



PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS SIGNED BUT NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 AND 2 IN THEIR DISCRETION, THE APPOINTED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                             FOLD AND DETACH HERE

                                                                                                   Please mark      |X|
                                                                                                   your vote as
                                                                                                   indicated in
                                                                                                   this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 2

ITEM NO. 1
ELECTION OF DIRECTORS

       FOR all nominees              WITHHOLD AUTHORITY       ROBERT F. SPOERRY,            *Instruction: To withhold
     listed to the right          to vote for all nominees    PHILIP CALDWELL,              authority from any
      (except as marked             listed to the right       JOHN T. DICKSON,              individual nominee(s),
       to the contrary)                                       REGINALD H. JONES,            write the nominee(s) name
                                                              JOHN D. MACOMBER,             on the line provided below.
                                                              GEORGE M. MILNE,
                                                              THOMAS P. SALICE              ______________________


ITEM NO. 2
APPROVAL OF AUDITORS

FOR                 AGAINST           ABSTAIN


                                                                  ADDRESS CHANGE                                    | |
                                                                  Please mark this box if you have
                                                                  address changes

                                                                       RECEIPT IS HEREBY ACKNOWLEDGED OF THE
                                                                       METTLER-TOLEDO INTERNATIONAL INC. NOTICE OF
                                                                       MEETING AND PROXY STATEMENT

                                                                                 PLEASE SIGN, DATE AND RETURN
                                                                              PROMPTLY IN THE ENCLOSED ENVELOPE



SIGNATURE(S) _________________________________________  SIGNATURE(S) __________________________________________

DATE ______________

NOTE. PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. CORPORATE AND PARTNERSHIP PROXIES SHOULD BE SIGNED BY ANY AUTHORIZED PERSON INDICATING THE PERSON'S TITLE.

                             FOLD AND DETACH HERE